Exhibit 23.6

                          INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in the Registration Statement on Form S-3 to be filed on or about September 27, 1996 of our report dated February 2, 1996, with respect to the financial statements of MRI-CT, Inc. and to the reference to our firm under the caption "Experts" in the Registration Statement.



/s/ BARD & GLASSMAN

New York, New York

September 27, 1996